Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                     Registration Statement (Form S-8 No. 333-77283) pertaining to Walter Energy, Inc.’s Amended 1995 Long-Term Incentive Stock Plan,

(2)                     Registration Statement (Form S-8 No. 333-83154) pertaining to Walter Energy, Inc.’s Executive Deferred Compensation Plan,

(3)                     Registration Statement (Form S-8 No. 333-106512) pertaining to Walter Energy, Inc.’s 2002 Long-Term Incentive Award Plan,

(4)                     Registration Statement (Form S-8 333-114738) pertaining to Walter Energy, Inc.’s Amended and Restated Employee Stock Purchase Plan, and

(5)                     Registration Statement (Form S-8 No. 333-173336) pertaining to the Amended and Restated Western Stock Option Plan

of our reports dated February 25, 2014, with respect to the consolidated financial statements of Walter Energy, Inc. and its subsidiaries and the effectiveness of internal control over financial reporting of Walter Energy, Inc. and its subsidiaries included in the Annual Report (Form 10-K) of Walter Energy, Inc. for the year ended December 31, 2013.

/s/Ernst & Young LLP

Birmingham, Alabama

February 25, 2014